UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2008

CLARK HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32735	43-2089172
(Commission File Number)	(IRS Employer Identification No.)

121 New York Avenue, Trenton, New Jersey	08638
(Address of Principal Executive Offices)	(Zip Code)

(609) 396-1100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2008, Clark Holdings Inc. (the “Registrant”) entered into a agreement (the “Agreement”) with John Barry, the President and Chief Operating Officer of the Registrant’s indirect, wholly-owned subsidiary, Clark Worldwide Transportation, Inc. (“CWT”), pursuant to which Mr. Barry’s employment with CWT would terminate effective July 12, 2008 (the “Effective Date”). Mr. Barry will continue to earn his current base salary until the Effective Date and will receive ten weeks severance at the same rate thereafter. In addition, the Registrant will continue to provide Mr. Barry with health and disability insurance benefits until December 31, 2008. Mr. Barry provided a general release of claims against the Registrant and its affiliates and continues to be bound by the post employment restrictive covenants in his employment agreement.

Item 8.01.	Other Events.

On May 29, 2008, the Registrant issued a press release announcing that Brian Gillen would succeed Mr. Barry as President and Chief Operating Officer of CWT. The press release is included as Exhibit 99.1 hereto.

The information furnished under this Item, including the exhibit related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release issued by the Registrant dated May 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2008	CLARK HOLDINGS INC.
	By:	/s/ Stephen M. Spritzer
Stephen M. Spritzer Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by the Registrant dated May 29, 2008.